Back to Contents

EXHIBIT 10.25

STEEL DYNAMICS, INC. EMPLOYEE STOCK PURCHASE PLAN

The purpose of the Steel Dynamics, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide the employees of Steel Dynamics, Inc. (“Company”) and its Participating Affiliates a convenient way to acquire shares of the Company’s Common Stock, through savings accumulated through payroll deductions and thus to maintain and stimulate employee interest in the Company’s growth and profitability.

ARTICLE I
Definitions

1.1 “Affiliate” means all wholly-owned subsidiaries of the Company and any other entity which may be designated from time to time as such by the Company’s Board of Directors.

1.2 “Committee” means the Company’s Compensation Committee appointed by the Company’s Board of Directors from time to time. The Committee shall be responsible for the administration of the Plan.

1.3 “Compensation” means total cash compensation received by an Eligible Employee from the Company or an Affiliate, including (a) regular or “base” compensation such as salary, wages, overtime, shift differentials, bonuses (other than bonuses or other onetime payments in connection with and as a inducement for the commencement of employment), and commissions, and (b) incentive compensation, but does not include relocation payments or reimbursements, expense reimbursements, tuition or other reimbursements, automobile allowances, housing allowances, cash payments in lieu of sick or vacation time benefits and income realized as a result of any stock option, stock purchase, stock bonus or similar plan of the Company or Affiliate.

1.4 “Designated Broker” means, at any time or from time to time, a broker which is a member of the New York Stock Exchange, that has been appointed by the Committee to receive Participant payroll deductions and Company Matching Contributions (collectively “Contributions”), to open and maintain direct, individual brokerage accounts for and in the name of each Participant (each a “Participant Account”) and, at such intervals as the Committee may direct, to purchase on the open market, on behalf and for the account of each Participant, with the contributions accumulated in each Participant Account, such shares of the Company’s Stock as may be purchased therewith.

1.5 “Effective Date” means the later to occur of the first day of the calendar month next following the date on which this Plan is approved by the Company’s stockholders or July 1, 2004.

1.6 “Eligible Employee” means any person, including a corporate officer, who is a regular and active fulltime employee of the Company or Affiliate for tax purposes, whose customary employment is at least thirty (30) hours per week and 1,000 hours annually. For purposes of this Plan, the employment relationship shall be treated as continuing intact while the individual is on a Leave of Absence authorized by the Company or Affiliate, such as sick leave or other leave of absence approved by the Company or Affiliate. Where the leave of absence exceeds the number of days authorized and the person’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the day next following the expiration of the authorized period; provided, however, that any period during which a person is or was on leave of absence for the purpose of serving on active duty with the Armed Forces of the United States shall be considered a period during which such person is or was regularly and actively employed by the Company or Affiliate.

1.7 “Employer” means Steel Dynamics, Inc. and all Participating Affiliates.

1.8 “Leave of Absence” means absence from active service with the Company or an Affiliate, with the permission of the Company of Affiliate, by reason of illness, military service, or for any other reason as

Back to Contents

approved or allowed by the Company’s or Affiliate’s personnel policies. An Eligible Employee whose Service is terminated and who is subsequently re-employed by the Company or an Affiliate will be considered a new employee, for all purposes of the Plan, as of the effective date of his reemployment.

1.9 “Participant” means an Eligible Employee who has elected to participate in the Plan in accordance with Article II. A person shall be deemed to remain a Participant until the Participant withdraws from the Plan.

1.10 “Participating Affiliate” means an Affiliate that has adopted the Plan with the consent of the Company’s Board of Directors. If a company which is or has become a Participating Affiliate ceases to be a Participating Affiliate, such company shall be deemed to have withdrawn from participation in the Plan.

1.11 “Pay Period” means the interval of time for which a particular Eligible Employee regularly receives his compensation.

1.12 “Payday” means the day on which the Eligible Employee regularly receives his compensation for the Pay Period.

1.13 The “Payroll Deduction Authorization” shall be on a form approved by the Committee and shall direct the Company or Affiliate to withhold from a Participant’s paycheck a specified dollar amount of his Compensation to be used for the purchase of Stock under this Plan.

1.14 “Plan” means the Steel Dynamics, Inc. Employee Stock Purchase Plan.

1.15 “Prevailing Market Price” means the actual purchase price of the Stock in the open market.

1.16 “Service” means that period of continuous uninterrupted employment with the Company or any one or more of its Affiliates, from an Eligible Employee’s first day of employment until his or her date of termination of employment with all Affiliates. However, in the case of an Affiliate which has been acquired by the Company through the acquisition of substantially all of the assets or all of the stock of the Affiliate, Service shall include employment prior to the date on which such Affiliate is designated as a Participating Affiliate, on such terms as the Committee may expressly provide. Service with the Company and with one or more Affiliates during consecutive periods shall be considered continuous Service.

1.17 “Stock” means shares of the Company’s Common Stock.

1.18 “Termination of Service” means any absence from the employment of the Company or any Affiliate (including, but not limited to, absences by reason of discharge or resignation) which is not considered an authorized Leave of Absence as defined herein.

ARTICLE II
Participation in the Plan

2.1 Eligibility to Participate. Except as provided below, each Eligible Employee of the Company or of a Participating Affiliate who has completed thirty (30) days of Service shall be eligible to participate in the Plan, commencing on the first Payday that falls on or after the first day of the following calendar month.

2.2 Election to Participate. An Eligible Employee may elect to participate in the Plan by executing or otherwise approving a Payroll Deduction Authorization, together with executing and returning such other Plan documents and new account documents supplied by the Designated Broker as may be required to open and maintain that person’s Account with the Designated Broker (within the time period prescribed by the Committee) prior to the Payday on which the Eligible Employee will begin participation. Such Participant Accounts are and shall remain the sole property of each Participant, and neither the Company nor its Affiliates shall have, maintain or acquire any right, power or interest in any such Participant Account. The Participant shall also specify the exact name or names (which must include the Employee’s name and may include the name of another person as joint owner or a personal trustee) in which Stock is to be held or registered.

Back to Contents

ARTICLE III
Employee Participation and Contributions

3.1 Voluntary, Non-Discriminatory Plan. Participation in this Plan shall be voluntary and all Participants shall have the same rights and privileges under the Plan, except to the extent the terms of the Plan otherwise provide. No Employee may participate under this Plan if that Employee, immediately after a Payroll Deduction and/or a Company Matching Contribution, owns Company Stock possessing five percent (5%) or more of the Company’s Stock, determined under the rules prescribed pursuant to Section 424(d) of the Internal Revenue Code of 1986, as amended.

3.2 Amounts of and Limits on Contribution. Subject to the provisions of Article VII, the minimum payroll deduction for Participants with weekly Pay Periods shall be $10.00 or for Participants with monthly Pay Periods shall be $40.00, and the maximum payroll deduction for Participants with a weekly Pay Period shall be $200.00 or for a Participant with a monthly Pay Period shall be $860.00, as the Participant shall from time to time elect according to rules prescribed and on forms approved by the Committee. At such times as permitted by the Committee, a Participant may increase or decrease his or her Payroll Deduction Authorization by any multiple of $10.00, provided that the amount thereof does not fall below the minimum or exceed the maximum allowable amount hereof, and provided, further, that the maximum allowable Participant Payroll Deduction Authorization, exclusive of any Company Matching Contribution, may not exceed $10,400.00 for any calendar year. A Participant may not make any additional voluntary payments into such Account.

A Participant shall be entitled, no more than once every eighteen (18) months, to suspend his or her Payroll Deduction Authorization, commencing with the Pay Day next following the Company’s or Affiliate’s receipt of seven (7) days written notice of such suspension request. A Participant on an unpaid Leave of Absence shall be deemed to have suspended his or her Payroll Deduction Authorization during the period of such leave of Absence. Following such suspension, if the Participant has not resumed voluntary contributions within twelve (12) months after the commencement of the suspension period, the Participant shall be deemed to have withdrawn from the Plan.

3.3 Voluntary Withdrawal from the Plan. A Participant who remains employed by the Company or an Affiliate may withdraw from the Plan by submitting a notice of cancellation of his or her Payroll Deduction Authorization in the manner prescribed from time to time by the Committee, but no later than seven (7) business days prior to the Payday for which the cancellation is to be effective. Any Contributions made prior to the effective date of withdrawal shall not be refunded to the Participant but shall be used to purchase Company Stock. Any Participant who withdraws from the Plan may later renew his or her participation in the Plan but will be deemed a new Participant.

3.4 Termination of Service Means Withdrawal from Plan. Upon a Participant’s Termination of Service, the Participant will be deemed to have withdrawn from the Plan as of his or her last regular Payday.

3.5 Effect of Participant’s Withdrawal from Plan. On and after the effective date of a Participant’s withdrawal from the Plan, no further Payroll Deduction and no further Company Matching Contribution under the Plan shall be made by or for the Participant.

ARTICLE IV
Company Matching Contributions

4.1 Each Participant shall be entitled to “Company Matching Contributions” on the amount of that Participant’s Payroll Deduction, if any, made pursuant to Section 3.2 of the Plan, in the amount and manner described in Sections 4.2 and 5.2.

Back to Contents

4.2 Company Matching Contributions made pursuant to this Section 4.2 shall match only the Participant’s Payroll Deduction amount withheld from the Participant’s Compensation pursuant to Section 3.2. Such Company Matching Contributions shall be equal to ten percent (10%) of the amount so withheld; provided, however, that, by authorization from time to time by the Compensation Committee and approved by the Company’s Board of Directors, and without the necessity of any further approval by the Company’s stockholders, the amount of the Company’s Matching Contributions may be increased or decreased, in increments of one percent (1%), within a range of a minimum of five percent (5%) to a maximum of fifteen percent (15%) of the Participant’s Payroll Deduction amount, subject to the provisions of Article VII.

ARTICLE V
Administration of the Plan

5.1 Administration. The Committee shall administer, supervise and carry out the purposes of the Plan. The Committee shall hold meetings at such times and places as it may deem appropriate. Acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee. The Committee shall have the sole authority, in its absolute discretion, to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; to construe and interpret the Plan and the rules and regulations; and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be binding on all Participants. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid for by the Company. No member or former member of the Committee or of the Board of Directors of the Company shall be liable for any action or determination made in good faith with respect to the Plan. The Committee, in its sole discretion, may delegate all or any portion of its duties hereunder to other individuals or entities.

5.2 Payment of Employee Contributions and Company Matching Contributions. The Company shall remit the funds deducted from each Participant’s Compensation under this Plan, plus any Company Matching Contributions to the Designated Broker no less frequently than monthly.

5.3 Investment in Company Stock. As soon as practicable after receipt of funds remitted under the Plan, the Designated Broker shall purchase on behalf of Participants, in the open market and at Prevailing Market Prices, shares of the Company’s Stock. Such shares shall be purchased on a per Participant basis and maintained by the Designated Broker exclusively for each Participant and under the exclusive direction and control of such Participant. The number of shares of Stock to be purchased will be determined by the aggregate amount of funds available to purchase the shares of Stock. Unapplied cash will be maintained by the Designated Broker in the Participant’s Account.

5.4 No Interest to be Paid. No interest shall be payable by the Company to or on behalf of any Participant on account of any amounts withheld from a Participant’s Compensation.

5.5 Costs of the Plan. The costs of administering the Plan shall be paid by the Company or allocated to and paid by Participating Affiliates.

5.6 Brokerage Costs. Brokerage expenses incurred in the purchase, but not the sale, of shares of Stock shall be paid for by the Company or allocated to and paid by Participating Affiliates.

5.7 Indemnification. Neither the Company, the Committee or its delegates, nor any Designated Broker to which Contributions are directed and through whom purchases of Stock are executed pursuant to this Plan shall be liable for any action or determination made in good faith including, without limiting the generality of the

Back to Contents

foregoing, any action with respect to price, time, quantity or other conditions and circumstances regarding the purchase of shares of Stock under the Plan. The Company shall indemnify and hold harmless any officer, employee, director or member of the Committee or its delegees or representatives who suffers damage, loss or expenses, including the expense of defense thereof, in connection with the performance of the duties specified herein.

ARTICLE VI
Reports and Maintenance of Accounts

6.1 Quarterly Reports. The Designated Broker shall make reports to each Participant no less frequently than quarterly, specifying the number of shares of Stock, the market value thereof, and any unapplied cash, through the last day of each such period.

6.2 Accounts. Accounts maintained by the Designated Broker for each Participant shall be and remain the sole property of such Participant at all times and for all purposes from the moment of receipt by the Designated Broker of the amounts contributed by or on behalf of the Participant. The Participant may withdraw shares of Stock or sell shares of Stock as and when the Participant may direct. At the Company’s request, the Designated Broker will also transfer all Participant Accounts to any successor Designated Broker the Committee may select, upon sixty (60) days advance written notice from the Company.

ARTICLE VII
Amendment and Termination of the Plan

The Board of Directors of the Company, at any time and in its discretion, may alter, amend, suspend or terminate the Plan or any part thereof, without seeking or obtaining stockholder approval, unless an alteration or amendment, in the opinion of the Company’s legal counsel, shall be deemed a “material Plan amendment” within the meaning of NASD Rule 4350(i) or any comparable or replacement rule applicable to the Company. For purposes of this provision, however, upon recommendation by the Compensation Committee and approval by the Company’s Board of Directors, the Company, without the further approval of its Stockholders, may alter and amend the maximum dollar or percentage amount of a Participant’s Payroll Deduction Authorization under this Plan, and/or the amount of the Company Matching Contribution, up to an increase of twenty-five percent (25%) over the maximum amounts prescribed hereunder, and such alteration shall not be deemed a material plan amendment. Notice of any such amendment or of any, suspension or termination of the Plan, in whole or in part, shall be given to each Participant as soon as practicable after such action is taken. This Plan shall terminate, if not sooner terminated, ten (10) years from the Effective Date.

ARTICLE VIII
Miscellaneous Provisions

8.1 No Contract of Employment Intended. The granting of any right to a person pursuant to this Plan shall not constitute an agreement or understanding, express or implied, on the part of the Company or any Affiliate to employ such person for any specified period.

8.2 Information Available. If required by law, the shares of the Company’s Stock shall be registered under the Securities Act of 1933, on Form S8 or on such other form as may be specified by the Securities and Exchange Commission, and the Company, if required, shall deliver to each Participant to whom required a copy of the prospectus or such other information as may be required from time to time.

8.3 Notices. All notices or other communications by or to the Company or by or to a Participant under or in connection with the Plan shall be deemed to have been duly given when received by the Company at the

Back to Contents

address designated by the Company for the receipt of such notices or communications, or by or for a Participant, at the address specified in the Payroll Deduction Authorization, unless each shall have notified the other of a different address or means of notice.

8.4 Severability. Each of the sections included in the Plan is separate, distinct and severable from the other and remaining sections of the Plan, and the invalidity or unenforceability of any section shall not affect the validity and enforceability of any other section or sections of the Plan. Further, if any section of this Plan is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between such section and any applicable law or public policy, such section shall be valid and enforceable to the extent such section is consistent with such law or public policy.

8.5 Governing Law. The construction, validity and operation of this Plan shall be governed by the laws of the State of Indiana.

8.6 Tax Incidents of the Plan. The Plan is not intended to constitute a “tax qualified plan” within the scope of Section 423 of the Internal Revenue Code of 1986, as amended, or otherwise. Under current tax laws, amounts withheld from a Participant’s Compensation pursuant to the Participant’s Payroll Deduction Authorization, and used for the purchase of Company Stock, will not be deductible, for federal income tax purposes, by the Participant; and the amount of the Company Matching Contribution made by the Company on behalf of a Participant will be taxable to each Participant, as additional compensation, at ordinary federal and state income tax rates, and deductible by the Company.

The tax treatment to a Participant based on the Participant’s disposition of the shares of Stock held in his or her account with the Designated Broker will depend on the character of the shares of Stock in the hands of the Participant, the Participant’s tax basis in the shares, the length of time the shares have been held by the Participant, and other factors that may affect the amount or character of any taxable gain or the ordinary income or capital gains treatment of any such gain. The Company makes no representation to any Employee or Participant with respect to the tax treatment to the Employee or Participant of the Participant’s or the Company’s Contributions for or on behalf of a Participant under the Plan, or with respect to the tax treatment upon disposition of the shares purchased and held in connection with the Plan. Each Employee or Participant should consult with his or her tax advisor with regard to the tax treatment to be accorded to the Employee or Participant as a result of participating in the Plan.

8.7 Rules of Construction. Throughout this Plan, the masculine includes the feminine, and the singular includes the plural, and vice versa, where applicable.